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                                                              EXHIBIT 23.2

                  [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-57123) of Bradley Real Estate, Inc. on Form S-4 of our reports, dated January 28, 1998, appearing in the Annual Report on Form 10-K of Mid-America Realty Investments, Inc. and subsidiary for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

June 30, 1998